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EXHIBIT 99.2

                            GALAXY ENTERPRISES, INC.

                 SPECIAL MEETING OF STOCKHOLDERS, JUNE 21, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            GALAXY ENTERPRISES, INC.

                                 P  R  O  X  Y

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on June 21, 2000 and the Joint Proxy Statement/Prospectus, dated May 24, 2000, and hereby appoints
John J. Poelman as the Proxy of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Stockholders of Galaxy Enterprises to be held at 754 E. Technology Avenue, Orem, Utah on June 21, 2000, at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:
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1.  Proposal to approve (a) the Agreement and Plan of Merger, dated as of
    March 10, 2000, among Netgateway Inc., a Delaware corporation, Galaxy Acquisition Corp., a Delaware corporation, and Galaxy Enterprises, Inc., a Nevada corporation, and (b) the merger of Galaxy Enterprises Acquisition Corp., a wholly-owned subsidiary of Netgateway, with and into Galaxy Enterprises whereby, among other things, each outstanding share of Galaxy Enterprises common stock will be converted into the right to receive shares of Netgateway common stock.

                  FOR / /        AGAINST / /        ABSTAIN / /

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

                                              Dated: _____________________, 2000

                                              Signature(s) _____________________

                                              Please print the name(s) appearing
                                              on each share certificate(s) over
                                              which you have voting authority:
                                              (Print name(s) on certificate(s)).
                                              Please sign your name (Authorized
                                              Signature(s))